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                                                                    EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




The Board of Directors
PennFirst Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 33-43001, 33-49234, 333-27613, and 333-31379) of PennFirst Bancorp, Inc.
of our report dated January 23, 1998, relating to the consolidated statements of financial condition of PennFirst Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of PennFirst Bancorp, Inc.



                                                       KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania
March 23, 1998